EXHIBIT 10.42


                                LICENSE AGREEMENT

                  This License Agreement (the "Agreement") is entered into and made effective the 6th day of December, 1996, (the "Effective Date") between UNIVERSITY OF MIAMI and its Department of Ophthalmology whose principal place of business is at 1600 N.W. 10th Avenue, Miami Florida 33136 (hereinafter referred to as "LICENSOR") and Orphan Medical, a Minnesota Corporation, whose principal place of business is at 13911 Ridgedale Drive, Suite 475, Minnetonka, Minnesota 55305 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

                  WHEREAS, LICENSOR is the sole owner of U.S. Patent No. 5,098,443, Japanese Patent Application Serial No. 330811/91 and Canadian Patent Application No. 2,056,138 (the Japanese and Canadian patent applications collectively referred to herein as the "Patent Applications"), as well as the technology described therein and entitled Method of Implanting Intraocular and Intraorbital Implantable Devices for the Controlled Release of Pharmacological Agents; Parel/UM88--06; and

                  WHEREAS, LICENSOR wishes to maintain the United States Patent, obtain and maintain patents from the Patent Applications, and commercially market the Product; and

                  WHEREAS LICENSOR warrants that it possesses the right to license the aforestated patent and Patent Applications and to license and market the Product; and

                  WHEREAS, LICENSOR wishes the LICENSEE to maintain the subject Patent in the United States, obtain and maintain Patents from the Patent Applications in the respective Territories, and to market the Product and Process included within the Patent Rights; and

                  WHEREAS, LICENSEE desires to acquire an exclusive license in the Territory for the following use: Human and Animal Health, with the right to sublicense, under the Patent Rights (as defined in Paragraph 1.3 below) for the purposes of making, having made for its own use and sale, using and selling products and practicing the invention disclosed and claimed in the Patent Rights.

                  NOW THEREFORE, in consideration of the above premises and the obligation and covenants set forth below, the parties agree as follows:

         1. DEFINITIONS:

         1.1 "Affiliate" shall mean any corporation or other business entity controlled by, controlling or under common control with LICENSOR or LICENSEE. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least a fifty percent (50%) of the voting stock of, or at least a fifty percent (50%) interest in the income of such corporation or other business entity, or such other relationship as in fact, constitutes actual control.

         1.2 "Sublicensee" as used in this Agreement shall mean any third party to whom LICENSEE has granted a license to make, have made, use and/or sell the Product or Process under the Patent Rights, provided said third party has agreed in writing with LICENSEE to accept the conditions and restrictions agreed to by LICENSEE in this Agreement.

         1.3 "Patent Rights" shall mean U.S. Patent No. 5,098,443, Japanese Patent Application Serial No. 330811/91 and Canadian Patent Application No. 2,056,138, and any continuations, divisional re-examinations, reissues, improvements or extensions thereof and any patents issuing therefrom.

         1.4 "Product" shall mean any product or part thereof (a) that is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used or sold; (b) that is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which such product or part thereof is made, used or sold.

         1.5 "Process" shall mean any process which is covered in whole or in part by an issued, unexpired claim or pending claim contained in the Patent Rights.

         1.6 "Net Sales" shall mean the sum of all amounts invoiced on account of sale or use of Products by LICENSEE and its Affiliates and any Sublicensees to non-affiliated third party purchasers or users of Products, less (if invoiced separately) (a) cash discounts to purchasers allowed in amounts customary in the trade, (b) amounts for transportation or shipping charges to purchasers, (c) credits for returns, allowances or trades, and (d) taxes and duties levied on the sale of Products, whether absorbed by Licensee or paid by the purchaser.

         1.7 "Territory" shall mean United States, Canada, and Japan.

         1.8 "Field of Use" shall mean Human and Animal Health.

         2. GRANT:

         2.1 In consideration for payment of royalties, LICENSOR hereby, grants to LICENSEE an exclusive license in the Territory for the Field of Use, with the right to sublicense, under the Patent Rights, to make, have made for its own use and sale, use and sell the Product and to practice any Process claimed in the Patent Rights.

         2.2 LICENSOR grants to the LICENSEE the authority to make application for Patents, in the name of the LICENSOR in the Territory; all expenses of obtaining and maintaining said patents shall be paid by LICENSEE.

         2.3 LICENSOR retains the right to practice such invention for its own research and educational use, and will not intentionally use such invention for a commercial purpose.

         3. TERM:

            The license granted by this Agreement shall be Exclusive in the License Field of Use in each country in the Licensed Territory for a term commencing as of the effective date of this Agreement and ending on the first to occur of the following:

            (a) Twenty (20) years from the effective date; or

            (b) Seventeen (17) years from the date of first commercial sale of a licensed Product(s) by LICENSEE in each country in the Licensed Territory (LICENSEE agrees to promptly inform LICENSOR in writing of the date of first commercial sale); or

            (c) expiration of the last to expire Patent Right within the respective country. Thereafter, said license shall be nonexclusive until expiration of the last to expire of the Licensed Patent(s) in each country within the Territory.

         4. UNITED STATES LAWS:

            It is understood that LICENSOR is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. LICENSOR neither represents that a license shall not be required nor that, if required, it shall be issued.

         5. PATENT PROTECTION AND INFRINGEMENT:

         5.1 LICENSEE, during the term of this Agreement, is responsible for the maintenance of U.S. Patent No. 5,098,443 and for the prosecution of the Patent Applications. LICENSEE shall be responsible for all costs associated with such maintenance and prosecution and shall have the authority to change the attorneys responsible for such maintenance and prosecution subject to the approval of the LICENSOR. Such approval by LICENSOR shall not be unreasonably withheld. In the event a patent or patent(s) issue from the foregoing patent applications, Licensee shall be responsible for the maintenance of such patents and shall be responsible for all costs associated with such maintenance. In the event LICENSOR desires additional patent applications to be filed in the Territory on the invention(s) disclosed in the Patent Applications, it shall inform LICENSEE in writing. LICENSEE must promptly notify LICENSOR of its intention to not file additional patent applications. In such event, LICENSOR shall have the opportunity to file additional patent applications. Any such additional patent applications filed by LICENSEE shall fall within the definition of "Patent Rights". Any such additional patent applications filed by LICENSOR shall not fall within the definition of "Patent Rights".

         5.2 LICENSEE shall promptly notify LICENSOR in writing of any claim of Patent Rights infringement that it becomes aware of and that is asserted against LICENSEE or LICENSOR, its Affiliates or any sublicensees because of the manufacture, use, promotion and sale of Products by LICENSEE, its Affiliates or any sublicensees.

         5.3 LICENSEE will defend, indemnify and hold harmless LICENSOR, its Trustees, officers, directors, employees and its Affiliates against any and all judgments and damages arising from any and all third party claims of Patent Rights infringement which may be asserted against LICENSOR or ITS Affiliates because of the manufacture, use, promotion and sale of Products or Processes by LICENSEE or its Affiliates or sublicensees. LICENSEE will bear all costs and expenses incurred in connection with the defense of any such claims or as a result of any settlement made or judgment rendered on the basis of such claims. LICENSOR will have the right, but not the obligation, to retain counsel at its expense in connection with any such claim. LICENSOR at its option, shall have the right within thirty (30) days after commencement of such action, to intervene and participate in the defense of the action and shall be responsible for its own costs incurred in connection therewith (including attorneys fees). LICENSEE shall not be responsible for any judgments, damages or other costs arising from any and all third party claims of Patent Rights infringement which may be asserted against LICENSOR and its AFFILIATES because of the manufacture, use, promotion, and sale of Products or Processes by LICENSOR, its Affiliates or any parties not licensed by LICENSEE. Neither party shall have any liability to the other for any loss or damages incurred as a result of the invalidity of LICENSOR'S Patent Rights.

         5.4 Upon learning of any infringement of Patent Rights by third parties in any country, LICENSEE and LICENSOR will promptly inform each other, as the case may be, in writing of that fact and will supply the other with any available evidence pertaining to the infringement. LICENSEE at its own expense shall have the option to take whatever steps are necessary to stop the infringement and recover damages therefor, and will be entitled to retain all damages so recovered. In the event LICENSEE declines to bring suit, it shall so inform LICENSOR in writing. Thereafter, LICENSOR shall have the right to take any steps necessary (including commencement of suit) to stop the infringement. LICENSOR shall bear all costs associated therewith and shall have the right to recover damages therefore, and will be entitled to retain all damages so recovered. In the event that LICENSOR and LICENSEE mutually agree to bring suit, costs and expenses shall be shared equally and any recovery in excess of expenses shall be shared equally. In any event, no settlement, consent, judgment or other voluntary final disposition of the suit may be entered into without the consent of LICENSOR, which shall not be unreasonably withheld.

         5.5 LICENSOR shall have no responsibility with respect to LICENSEE'S own trademarks and trade name, and LICENSEE in respect to the use thereof will defend indemnify and hold harmless LICENSOR against any and all third party claims related to such trademarks and trade names.

         5.6 LICENSOR shall provide all reasonable assistance necessary for LICENSEE to prosecute and maintain the patent(s) and patent applications licensed hereunder.

         6. INDEMNIFICATION:

         6.1 LICENSEE agrees to release, indemnify and hold harmless LICENSOR, its Affiliates, Trustees, officers, faculty, employees and students against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including attorney's fees through the appellate levels) which may be brought against LICENSOR, its trustees, officers, faculty, employees or students as a result of or arising out of any negligent act or omission of LICENSEE, its agents, or employees, or arising out of use, production, manufacture, sale, lease or advertisement by LICENSEE or its Affiliates or sublicensees of any licensed Patent Right, Product or Process licensed under this Agreement.

         6.2 This Agreement to reimburse and indemnify under the circumstances set forth in Section 6.1 shall continue after the termination of this Agreement.

         7. WARRANTIES AND DISCLAIMER:

         7.1 LICENSOR represents and warrants to LICENSEE that:

             (a) it is the sole owner of the Patent Rights licensed hereunder;

             (b) that it is unaware of any claim of third party ownership of the Patent Rights;

             (c) to the best of its knowledge, U.S. Patent No. 5,098,443 is valid and enforceable;

             (d) it is unaware of any claim, asserted or unasserted, that the Product or Process infringe any third party intellectual property rights;

             (e) neither the Japanese nor Canadian patent application licensed hereunder have been abandoned and that each application is being diligently prosecuted; and

             (f) LICENSOR has the power and authority to grant the licenses and rights set forth in Article 2.

Article 2.

         7.2 SUBJECT TO SECTION 7.1, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ALL SUCH WARRANTIES, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF ANY INVENTION(S) OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, LICENSED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE INVENTION OR PRODUCT; OR THAT THE USE OF THE LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHTS, TRADEMARKS, OR OTHER RIGHTS. LICENSOR SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY ANY OTHER PARTY OR ANY THIRD PARTIES RESULTING FROM THE USE, PRODUCTION, MANUFACTURE, SALE, LEASE, CONSUMPTION, OR ADVERTISEMENT OF THE PRODUCT.

         7.3 It is expressly acknowledged and understood by LICENSOR that LICENSEE makes no warranty or representation that it is possible to obtain a patent based on Japanese Patent Application Serial No. 330811/91 or Canadian Patent Application Serial No. 2056138 or, assuming patents are to issue on such applications, that the scope of claim coverage will be satisfactory to LICENSOR. LICENSEE shall use commercially reasonable efforts to obtain a patent from each of the foregoing applications, with a reasonable scope of claim coverage.

         7.4 The provisions of this Article 7 shall continue beyond the termination of this Agreement.

         8. ROYALTIES:

         8.1 In consideration of the license herein granted, LICENSEE shall pay royalties to LICENSOR as follows:

         (a) License Issue Fee of *** said License Issue Fee shall be deemed earned and due within 15 days of the execution of this Agreement.

         (b) Running Royalty in an amount equal to *** of the Net Sales of the Products or Processes used, leased or sold by LICENSEE; provided, however, that such percent shall be decreased to *** for Net Sales in the event a patent does not issue on the licensed Japanese and/or Canadian applications within three years of the Effective Date of this Agreement (despite LICENSEE'S commercially reasonable efforts to obtain a patent); provided, however, that such decrease shall only apply to Net Sales in the country where the patent does not issue. Royalties from any sublicensee that manufactures the Product or purchases it from a third party will be divided equally between the LICENSEE and LICENSOR, and will not in any case be below *** for the LICENSOR.

         (c) Minimum Royalty of *** per year, starting three years after first commercial sale of a Product or Process in the Territory; provided, however, that the Minimum Royalty for a given year shall be creditable against any Running Royalties subsequently due during said year under subparagraph 8.1 (b) above.

*** DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THE EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

         8.2 All payments shall be made hereunder in U.S. dollars; provided however, that if the proceeds of the sales upon which such royalty payments are based are received by the LICENSEE in a foreign currency or other form that is not convertible or exportable in dollars, and the LICENSEE does not have on-going business operations or bank accounts in the country in which the currency is not convertible or exportable, the LICENSEE shall pay such royalties in the currency of the country in which such sales were made by depositing such royalties in LICENSOR'S name in a bank designated by LICENSOR in such country. Royalties in dollars shall be computed by converting the royalty in the currency of the country in which the sales were made at the exchange rate for dollars prevailing at the close of the business day of the LICENSEE'S quarter for which royalties are being calculated as published the following day in the Wall Street Journal (or, if it ceases to be published, a comparable publication to be agreed upon from time to time by the parties), and with respect to those countries for which rates are not published in the Wall Street Journal, the exchange rate fixed for such date by the appropriate United States governmental agency.

         8.3 In the event the royalties set forth herein are higher than the maximum royalties permitted by the law or regulations of a particular country, the royalty payable for sales in such country shall be equal to the maximum permitted royalty under such law or regulation.

         8.4 In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable to LICENSOR under this Agreement, the LICENSEE shall have the right to pay such taxes to the local tax authorities on behalf of LICENSOR and the payment to LICENSOR of the net amount due after reduction by the amount of such taxes, shall fully satisfy the LICENSEE'S royalty obligations under this Agreement.

         9. COMMERCIALLY REASONABLE EFFORTS:

         9.1 LICENSEE shall use its commercially reasonable efforts to manufacture, market and sell the Products in the Territory and will exert commercially reasonable efforts to create a demand for the Products.

         9.2 LICENSEE agrees to submit reports, upon LICENSOR's request, of its efforts to develop markets for the Products. Such reports shall include assurance by LICENSEE of its intent to actively develop commercial embodiments of the inventions of Licensed Patents and a summary of its efforts to commercialize the Product. Such reports may be requested by LICENSOR no more than three (3) times per calendar year.

         9.3 LICENSOR may terminate this Agreement in the event LICENSEE does not have a Product available for commercial sale prior to***. In the event LICENSEE discontinues sales for more than three (3) months, LICENSOR may terminate this Agreement upon written notice.

         10. REPORTS AND RECORDS:

         10.1 Commencing one (1) year after the first commercial sale, the LICENSEE shall furnish to LICENSOR a report in writing specifying during the preceding calendar quarter (a) the number or amount of Products sold or Processes used hereunder by LICENSEE, and/or its Affiliates or sublicensees, (b) the total billings for all such Products and Processes, (c) deductions as applicable in paragraph 1.6, (d) total royalties due, (e) names and addresses of all sublicensees. Such reports shall be due within forty-five (45) days following the last day of each calendar quarter in each year during the term of this agreement. Each such report shall be accompanied by payment in full of the amount due LICENSOR in United States dollars calculated in accordance with
Section 8.1 hereof.

         10.2 For a period of three (3) years from the date of each report pursuant to Paragraph 10.1, LICENSEE, shall keep records adequate to verify each such report and accompanying payment made to LICENSOR under this Agreement, and an independent Certified Public Accountant or Accounting Firm selected by LICENSOR and acceptable to LICENSEE may have access, on reasonable notice during regular business hours, not to exceed once per year, to such records to verify such reports and payments. Such Accountant or Accounting Firm shall not disclose to LICENSOR any information other than that information relating solely to the accuracy of, or necessity for, the reports and payments made hereunder. The fees and expense of the Certified Public Accountant or Accounting Firm performing such verification shall be borne by LICENSOR unless in the event that the audit reveals an underpayment of royalty by more than ten (10%) percent, the cost of the audit shall be paid by LICENSEE.


--------------------
*** DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THE EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

         11. MARKING AND STANDARDS:

         11.1 Prior to the issuance of patents on the Invention(s), LICENSEE agrees to mark and have sublicensees mark Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with a proper patent notice as specified under the patent laws of the United States.

         11.2 LICENSEE further agrees to maintain satisfactory standards in respect to the nature of the Product manufactured and/or sold by LICENSEE. LICENSEE, agrees that all Product manufactured and/or sold by it shall be of a quality which is appropriate to products of the type here involved. LICENSEE agrees that similar provisions shall be included by sublicenses of all tiers.

         12. ASSIGNMENT:

         12.1 This Agreement is not assignable by LICENSEE or by operation of law without the prior written consent of LICENSOR. Such consent shall not be unreasonably withheld. In the event that substantially all of the assets of the LICENSEE are acquired by another company, LICENSEE may assign this Agreement without the prior consent of LICENSOR if the acquiring company agrees in writing, prior to acquisition, to uphold all terms and conditions of this Agreement.

         12.2 This Agreement shall extend to and be binding upon the successors and legal representatives and permitted assigns of LICENSOR and LICENSEE.

         13. NOTICE:

             Any notice, payment, report or other correspondence (hereinafter collectively referred to as "correspondences') required or permitted to be given hereunder shall be mailed by certified mail or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such correspondence shall be deemed to have been given when received by the party to whom such correspondence is given, as evidenced by written and dated receipt of the receiving party.



All correspondence to LICENSEE shall be addressed as follows:
         FOR NOTICE:
                           President
                           Orphan Medical Inc.,
                           13911 Ridgedale Drive - Suite 475
                           Minnetonka, MN 55305


All correspondence to LICENSOR shall be addressed, in duplicate, as follows:

         FOR NOTICE:
                           University of Miami School of Medicine Research and Graduate Studies
                           P.O. Box 016960
                           1600 N.W. 10th Avenue
                           Miami, FL 33101
                           Attention:  Vice Provost for Research
                           Assistant Vice President
                           Business Affairs
                           327 Max Orovitz Building
                           1507 Levante Avenue
                           Coral Gables, Florida 33124- 1432
                           Attention:  Mr. Alan J. Fish

FOR NOTICE AND PAYMENT:
                           Director Office of Technology Transfer
                           P.O. Box 016960(M811)
                           Miami, FL 33101
                           Attention:  Gary Margules, Sc.D.

Either party may change the address to which correspondence to it is to be addressed by notification as provided herein.

         14. TERMINATION

         14.1 LICENSOR and LICENSEE shall have the right to terminate this Agreement if the other party commits a material breach of an obligation under this Agreement or provides a false report and continues in default for more than sixty (60) days after receiving written notice of such default or false report. Such termination shall be effective upon further written notice to the breaching party after failure by the breaching party to cure such default. If LICENSOR commits a material breach or defaults, then LICENSEE has no duty to continue the payment of royalties as set forth in Section 8 of this Agreement.

         14.2 LICENSOR may terminate this Agreement in accordance with Section
9.3 of this Agreement.

         14.3 The license and rights granted in this Agreement have been granted on the basis of the special capability of LICENSEE to perform research and development work leading to the manufacture and marketing of the Products. Accordingly, LICENSEE covenants and agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto, be commenced by or against LICENSEE, and, if against LICENSEE, said proceedings shall not be dismissed with prejudice before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan of reorganization, or in the event LICENSEE shall be adjudged insolvent or make an assignment for the benefit of its creditors, or if a writ of attachment or execution be levied upon the license hereby created and not be released or satisfied within ten (10) days thereafter, or if a receiver be appointed in any proceeding or action to which LICENSEE is a party with authority to exercise any of the rights or privileges granted hereunder and such receiver be so discharged within a period of forty-five (45) days after his appointment, any such event shall be deemed to constitute a breach of this Agreement by LICENSEE and, LICENSOR, at the election of LICENSOR, but not otherwise, ipso facto, and without notice or other action by LICENSOR, shall terminate this Agreement and all rights of LICENSEE hereunder and all rights of any and all persons claiming under LICENSEE.

         14.4 LICENSEE shall have the right to terminate this Agreement upon ninety (90) days notice.

         14.5 Any termination of this Agreement shall be without prejudice to LICENSOR's right to recover all amounts accruing to LICENSOR prior to such termination and cancellation. Except as otherwise provided, should this Agreement be terminated for any reason, LICENSEE shall have no rights, express or implied, under any patent property which is the subject matter of this Agreement, nor have the right to recover any royalties paid LICENSOR hereunder. Upon termination, LICENSEE shall have the right to dispose of Products then in its possession and to complete existing contracts for such Products, so long as contracts are completed within six (6) months from the date of termination, subject to the payment of royalties to LICENSOR as provided in Section 7 hereof.

         15. CERTIFICATE OF INSURANCE:

         15.1 SUBJECT TO SECTION 15.3, LICENSEE shall maintain liability insurance coverage for the Product in the amount of three million dollars ($3,000,000) and at no expense to LICENSOR, LICENSEE shall name LICENSOR as an additional insured. Within 15 days of the execution of this Agreement, LICENSEE shall provide a certificate of insurance to LICENSOR.

         15.2 SUBJECT TO SECTION 15.3, LICENSEE agrees to carry and keep in force, at its expense, general liability insurance with limits not less than $1,000,000 per person and $1,000,000 aggregate to cover liability for damages on account of bodily or personal injury or death to any person, or damage to property of any person; such insurance shall not be canceled for any cause without at least 30 days prior written notice to University of Miami. Such insurance shall contain an endorsement naming the University as an additional insured with respect to this Agreement. Insurance Certificates should be sent to the University of Miami attention Mr. William Coombs, 333 Max Orovitz Building, 1507 Levante Avenue, Coral Gables, Florida 33124-1437.

         15.3 In the event that the technology covered by the PATENT RIGHTS as further defined as the LICENSED PRODUCT and PROCESS, provisions 1.3, 1.4, and
1.5 respectively, is marketed in the Territory, LICENSEE shall, at its expense, maintain liability insurance coverage for the Product in the amount of five million dollars ($5,000,000) and general liability insurance with limits not less than $1,000,000 per person and $3,000,000 aggregate to cover liability for damages on account of bodily or personal injury or death to any person, or damage to property of any person. Such insurance shall not be canceled for any cause without at least 30 days prior written notice to University of Miami. Such insurance shall also contain an endorsement naming the University (LICENSOR) as an additional insured with respect to this Agreement.

         16. USE OF NAME:

             LICENSEE shall not use the name of the University of Miami or any of its employees, or any adaptation thereof, in any publication, including advertising, promotional or sales literature without the prior written consent of Mr. Alan J. Fish, Assistant Vice President of Business Services (or any successor of Mr. Fish), 327 Max Orovitz Bldg., 1507 Levante Avenue, Coral Gables, FL 33124-1432.

         17. GOVERNING LAW:

             This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

         18. CAPTIONS:

             The captions and paragraph heading of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         19. SEVERABILITY:

             Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in valid and enforceable manner, and the remainder of the Agreement shall remain binding upon the parties hereto.

         20. SURVIVAL:

         20.1 The provisions of Articles 5, 6 and 7 shall survive the termination or expiration of this Agreement and shall remain in full force and effect.

         20.2 The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

         21. AMENDMENT:

             No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

         22. WAIVER:

             No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

         23. CONFIDENTIALITY:

             The Confidentiality Agreement signed by the parties and executed on August 14, 1995 is hereby incorporated by reference. A copy of the Agreement is attached hereto as Exhibit A. The term of Confidentiality Agreement shall be extended to be coextensive with the term of this Agreement.

         24. ENTIRE AGREEMENT:

             This Agreement, and the Confidentiality Agreement referenced in
Section 23, constitutes the entire agreement between the parties hereto respecting the subject matter hereof, and supersedes and terminates all prior agreements respecting the subject matter hereof, whether written or oral, and may be amended only by an instrument in writing executed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized to be effective as of the Effective Date.


                  ORPHAN MEDICAL



                  By: /s/ Bert Spilker
                      ---------------------------
                  Name: Bert Spilker
                        -------------------------
                  Title: President
                         ------------------------
                  Date: 12-5-96
                        -------------------------


                  UNIVERSITY OF MIAMI



                  By: /s/ Alan J. Fish
                      ---------------------------
                  Name: Mr. Alan J. Fish
                        -------------------------
                  Title: Assistant Vice President, Business Affairs
                         ------------------------------------------
                  Date: 12-6-96
                        -------------------------




                      EXHIBIT A - CONFIDENTIALITY AGREEMENT
                        CONFIDENTIAL DISCLOSURE AGREEMENT
              FOR INFORMATION EXCHANGED BETWEEN ORPHAN MEDICAL INC.
                             AND AN EXTERNAL SOURCE

This Agreement is made and entered into this 14th day of August, 1995 by and between ORPHAN MEDICAL INC. which is a Minnesota corporation, located at 13911 Ridgedale Drive; Minnetonka, MN 55305 ("ORPHAN MEDICAL") and Bascom Palmer Eye Institute, a part of University of Miami (the "POTENTIAL-COLLABORATOR") located in Miami, FL.

A. ORPHAN MEDICAL and the "POTENTIAL-COLLABORATOR" have entered into certain discussions the purpose of which is to explore and consider the possibilities of a business relationship between, or other transaction involving, ORPHAN MEDICAL and the "POTENTIAL-COLLABORATOR".

B. In this connection with and in furtherance of this possible business relationship, it is anticipated that both of the undersigned parties (i.e. ORPHAN MEDICAL and the POTENTIAL-COLLABORATOR) at various times will disclose (the "DISCLOSING PARTY") and receive (the "RECEIVING PARTY") certain information with each other which the undersigned parties consider proprietary and confidential.

The undersigned RECEIVING PARTY in consideration for the use of certain information, knowledge, software, data and/or know-how (hereinafter called "INFORMATION") related to drug delivery product for 5FU made available to it by DISCLOSING PARTY hereby agrees as follows:

     1. RECEIVING PARTY agrees to keep in confidence and not to use the INFORMATION for its commercial benefit (except for technical and economic evaluation) for a period of five (5) years from the date hereof.

     2. RECEIVING PARTY further agrees that it shall keep in confidence and not disclose any part of INFORMATION to a third party for a period of five (5) years from the date hereof.

     3. Obligations of RECEIVING PARTY shall not apply to any information, knowledge, software, data and/or know-how which:

          (a) is or hereafter becomes a part of the public domain through no fault of RECEIVING PARTY;

          (b) RECEIVING PARTY can demonstrate was in its possession prior to the time of disclosure by DISCLOSING PARTY or can demonstrate was received by it from a third party who shall not have received same from DISCLOSING PARTY

     4. RECEIVING PARTY agrees to obligate its employees who shall have access to any portion of INFORMATION to protect the confidential and proprietary nature of INFORMATION.

     5. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota.

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                       ACCEPTED AND AGREED BY BOTH PARTIES
QUALIFIED OFFICER OF THE POTENTIAL               ORPHAN MEDICAL QUALIFIED OFFICER
----------------------------------               --------------------------------
COLLABORATOR'S ORGANIZATION
---------------------------

Authorized Signature: /s/ Jeannie L. McGuire     Authorized Signature: /s/ Bert Spilker

Name (Print): Jeannie L. McGuire                 Name (Print): Bert Spilker

Title: Director Technology Transfer              Title: President

Date: 8/14/95                                    Date: 7-31-95

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